UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2013

ECA MARCELLUS TRUST I

(Exact name of Registrant as specified in its charter)

Delaware	001-34800	27-6522024
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee
Global Corporate Trust
919 Congress Avenue
Austin, Texas  78701

(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (800) 852-1422

Not applicable

(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Information.

On February 6, 2013 The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) of ECA Marcellus Trust I (the “Trust”), received the December 31, 2012 summary reserve report (the “Report”) prepared for the Trust by the Trust’s independent reserve engineers, Ryder Scott Company (“Ryder Scott”).

As shown in the Report, Ryder Scott estimated the net reserves attributable to the royalty interest held by the trust to be 68.5 Bcf, and estimated the discounted future net revenues attributable to the royalty interest held by the Trust, discounted at 10% annually and using average prices during the 12-month period prior to December 31, 2012 in accordance with SEC regulations, at $79.1 million.  The average price used was $2.88 per thousand cubic feet of natural gas.

A copy of the Report, dated December 26, 2012, is filed as exhibit 99.1 to this Form 8-K.

ITEM 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                        Summary Reserve Report of Ryder Scott Company dated December 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECA Marcellus Trust I

By:	The Bank of New York Mellon Trust Company, N.A.,
as Trustee

By:	/s/ Sarah Newell
Name:	Sarah Newell
Title:	Vice President

Date: February 7, 2013

Exhibit Index

Exhibit Number	Description

99.1	Summary Reserve Report of Ryder Scott Company dated December 26, 2012.